Agreement No.:BC2021022400001104

Credit Line Agreement

Agreement Version: SPDB201912

Credit Line Agreement
Credit Line Agreement

Company: NeoPhotonics Dongguan Co., Ltd. (Hereinafter referred to as “Client”)
Principal Office Location: NeoPhotonics Building, No. 8 12th South Keji Road, Hi-Tech Zone, Nanshan District, Shenzhen, China
Liaison: Chuanfang Zheng Telephone: 2523518
Fax: / Email: /
Bank: Shanghai Pudong Development Bank Company Limited Shenzhen Branch (Hereinafter referred to as Creditor）
Principal Office Location: Pufa Building Pucheng Road Tianxin Community Sungang Street Luohu District Shenzhen
Liaison: Weilin Wu Telephone: 81117569

The parties have, through amicable consultation and on the principle of fairness and mutual benefit, equally and voluntarily reached the following agreements according to applicable laws and regulations:

Section I General terms and conditions

1.Agreements means any and all documents entered into by and between Client and Creditor during the terms hereof, including credit line amendment agreement (as prescribed in Exhibit I) and subsequent financing documents should be considered as an integrated part of this Agreement.
In case of any inconsistency between this Agreement (including any supplementary agreements) and the subsequent financing documents as prescribed in Section II hereof, the subsequent financing documents shall prevail.

2.Credit Line For the purpose of this Agreement, time limit of Credit Line means the effective term granted to Client by Creditor as specified by Credit Line Table (see Section II hereof) or any credit line amendment agreement. Such term shall be the period the Client apply to the Creditor for usage of such credit line, rather than the period for performance of loan agreement. The debt performance period for businesses hereunder shall be determined by both parties in the corresponding subsequent financing documents or issued commitment document. If there is any difference for the time limit of the credit line between the Credit Line Table (as set forth in Section II) and any credit line amendment agreement signed by Client and Creditor, the documents which signed later shall prevail. Creditor has the right to refuse Client’s application if such application exceed time limit regardless whether the related credit line has been used up.

3.Credit Line Amendment. In case of inconsistency between the provision hereof and Credit Line Table, the Credit Line Table (including credit line amendment signed by Client and Creditor from time to time which should consider amendment to Credit Line Table) shall prevail. If any subsequent financing documents executed by Client and Creditor during the time limit hereof inconsistent with this Agreement, such documents shall be applied to the services involved.
Notwithstanding the foregoing, Creditor reserves the right to notify Client of early expiration of any loan under any subsequent financing document in order to protect safety of such loan where the Creditor deems as necessary. Client is required to repay any debt due immediately and replenish any margin to a full amount for the letter of credit, bank guarantee/standby letter of credit and bank’s acceptance bill issued by Creditor upon request of Client and other business recognized by Creditor.

4.Financing As specified in this Agreement and any other subsequent financing documents, Client may apply Creditor for credit financing (collectively referred to as “Financing”) based on credit line within the time limit of the Credit Line as agreed by both parties, the financing catalogue shall be specified in Credit Line Table. Creditor offers irrevocable and revocable commitment for financing to Client hereunder. Revocable financing commitment means that the Creditor may (but is not obliged to) provide financing means to Client. Irrevocable financing commitment means that Creditor shall fulfill the obligations hereunder so long as precondition for usage of credit line hereof and other preconditions for specific business agreed upon by both parties.

Credit Line Agreement
5.Subsequent Financing Documents For the purpose of this Agreement, Subsequent Financing Documents refer to the documents signed by Client and included without limitation:
(1)Loan agreement regarding working capital, Loan agreement regarding fixed assets and any other loan document signed by Client applied for a loan;
(2)Discounting bill agreement and any other documents signed by Client applied for discounting bill service.
(3)Agreement of guaranteed discounting of commercial acceptance bill and any other documents signed by Client applied for such service;
(4)Factoring agreement and any other documents signed by Client applied for factoring.
(5)Agreements on export bill credit, advance against documentary collection and any other documents signed by Client applied for such service.
(6)Agreements on import bill credit and any other documents signed by Client applied for such service.
(7)Packaged loan agreements and any other documents signed by Client applied for packed loan service.
(8)Agreement of issuance of letter of credit (“L/C”) and any other documents signed by Client applied L/C service.
(9)Agreement of issuance of bank guarantee and standby letter of credit when Client applied for such service.
(10)Agreement of issuance of bank acceptance bills and any other documents signed by Client applied such service.
(11)Other financing documents entered into by and between Client and Creditor.
Creditor will release financing fund to Client subject to the provisions of this Agreement and subsequent financing documents or give bank guarantee to external party upon request of Client under the circumstance if to the satisfaction of the provision hereof or based on the requirement of Creditor when Client apply for credit line from Creditor. However, Client is not allowed to withdraw or change any signed or submitted financing application/agreement, otherwise Client is required to pay Creditor any costs, expenses and loss incurred to Creditor due to such withdrawal or change.

6.Submission of Documents. Client guarantees that the following documents have been provided or the conditions hereinafter have been satisfied prior to execution of this Agreement or according to related requirements by Creditor:
(1)Copy of Client’s latest articles of association, business license;
(2)Resolutions of board of directors in authorizing Client to execute this Agreement and related subsequent financing documents;
(3)Power of attorney and signature sample of representatives of Client;
(4)All subsequent financing documents which have been signed by Client lawfully according to Creditor’s requirements;
(5)Other documents or conditions required by Creditor.

7.Conditions precedent to use of credit line
Client shall satisfy the following conditions precedent before using the credit line:
(1)Client has normal business operation, sound financial status and not experienced significant deterioration in business performance in the latest three years ;
(2)No Event of Default with respect to the Customer as set out in the Credit Line Agreement has occurred.
(3)If the business under this Agreement is secured, the security shall be provided until the particular business is carried on by Creditor; The documents have been signed and come into effect, the necessary mortgage/pledge registration formalities have been completed, and the security right has been established;
(4)Client is required to give express and clear Credit Line Use Plan: elements for application of certain services, comply with Creditor’s regulations and credit granting approval systems as well as requirements for financing services;
(5)Client has provided information concerning production, operation, finance activities and financial statements and undertakes to provide such information in a timely manner as well as accept supervision and inspection by Creditor within the term of this Agreement;

Credit Line Agreement
(6)Amount to be used shall not exceed remaining balance amount of the credit line; Applications of certain services have to be given within the term of credit line, and loan release day or issuance day of letter of credit, bank guarantee/standby letter of credit, bank’s acceptance bill and other services falls on Creditor’s business day;
(7)The specific transaction application is submitted during the credit line usage period, and the specified disbursement date or the date on which Creditor issues a letter of credit, letter of guarantee/standby letter of credit, bank acceptance bill and other business is conducted is the business day of Creditor;
(8)Other conditions precedent as Creditor may require (as prescribed in Section II Other Arrangements if applicable).

8.Used Credit Line refers to the sum of (i) the principal amount of the loan which has been released by Creditor to Client and not yet been repaid by Client, (ii) the financing amount already committed to Client (including the committed amount under a signed specific financing agreement) which has not yet been withdrawn by the Client, and (iii) the amount involved in guarantee commitment (including, without limitation, Letter of Creditor bank guarantee/standby Letter of Creditor) issued by Creditor upon request of Client, according to this Agreement and subsequent financing documents at any time, less the amount which was paid by Client or Client’s guarantor by cash collateral (inclusive of margin), unless otherwise additionally specified by the parties.

9.Revolving. In respect of revolving credit line, where Client has completed performance of obligations (inclusive of repayment of loan or advancement of Creditor, release of Creditor from obligations under guarantee commitment due to its fulfillment of the obligations under the underlying contract, replenishing margin to a full amount, release of payment obligations of Creditor to external party) under this Agreement and subsequent financing documents , used credit line attributable to such obligations shall be recovered in the amount equivalent to the amount involved by the completed obligations, in which case Client is allowed to apply Creditor for credit line again within the related term. In respect of non-revolving credit line, used credit line shall not be recovered upon Client’s fulfillment of its repayment obligations, unless otherwise with consent by Creditor. Unless otherwise specified by this Agreement, during the term of credit line, Creditor reserves the right to reexamine Client’s operation state and related collateral in a yearly basis, Where Client has passed the review, Creditor may continue to use the credit line in the next year; where Client has not passed the review, Creditor has the right to cancel Client’s credit at the beginning of the next year. Unless the remaining finance documents which still effective and valid will not be impact, other credit line which has not been used up or will be returned in the future shall not be used again.

10.Security. If credit line under this Agreement is secured, the condition precedent to the Client’s application of the financing contained herein is that Client has executed the related security documents and such documents have come into force and remain in full force and effect. If the security document is a mortgage/pledge agreement, the security interest hereunder has been established and remains in full force and effect. Where Credit Line Table defines percentage of margin for letter of credit, bank guarantee/standby Letter of Creditor and bank’s acceptance bill, prerequisite for application of issuance of the said documents is that Client has paid margin in a full amount. If Client applies Creditor for change of credit line and such change causes credit line increase, at the request of Creditor, Client shall give additional security or cause Guarantor confirm such change and additional security. Where credit line is granted continuously in the coming year upon reexamination by Creditor, Client is required to make sure that security in relating to such credit line remains effective.

11.Taxation. Client is required to repay financing fund at full amount and no deductions are allowed except that related taxations are imposed on such repayment regulated by law. If Client is required to withhold the said taxation by law, a tax payment receipt shall be given to Creditor within fifteen (15) days following such withholding, in which case Client is required to compensate Creditor with such additional charges so that Creditor receives the repayment without any deductions.

Credit Line Agreement
12.Representations and Warranties. Client represents and warrants as below, and such representations and warranties shall be deemed to have been made by Client every time when Creditor grants financing to Client according to this Agreement and subsequent financing documents and remain effective.
(1)Client is a corporation (enterprise) legal person and other economic organization incorporated according to applicable laws and has independent legal person qualification, a finance system that complies with its requirements and repayment capacity, which is entitled to execute and fulfill this Agreement, sign this agreement and any related documents, and has taken any necessary corporate action to make sure that this Agreement and any related documents are lawful, valid and enforceable;
(2)Execution and performance of this Agreement and obligations contained herein by Client are neither in violation of any signed contract or document, articles of association, any applicable laws, regulations or administrative order, related documents, judgment, award by competent authority, nor conflict with any other obligations or arrangements assumed by Client;
(3)Client, its shareholders and affiliates are neither involved in any liquidation, bankruptcy, reconstructing, acquisition, merger, division, reorganization, dissolution, winding up, shutdown, suspension of business or similar proceedings, nor any circumstance possibly causing such proceedings occurred;
(4)Client was neither involved in any economic, civil, criminal and administrative proceedings which may cause significant adverse impact, nor any circumstance possibly causing such involvement to the proceedings or similar arbitration procedures occurred;
(5)Material assets of Client’s legal representative, directors, supervisors or other senior managers and Client are neither involved any mandatory execution, seizure, lien, freezing, encumbrance, regulatory measures, nor any circumstance possibly causing such measures occurred;
(6)Client guarantees that the provided financial statements (if any) are in compliance with applicable laws, and true, complete and fair to reflect its finance state; all materials, documents and information (of Client or guarantor) provided for the purpose of execution and performance of this Agreement are true, effective, accurate, complete and without any material concealment or omission;
(7)Client strictly complies with applicable laws and regulations to operate, carries on business activities strictly according to regulations defined by any business licenses or business scope determined by law and goes through registration annual review procedures;
(8)Client has disclosed all important known or supposedly known facts and states (including but not limited to business conditions, finance state, security to external parties, etc.), on which Creditor depends to grant credit line under this Agreement;
(9)Client’s internal management documents concerning environmental and social risks are in line with legal requirements and have been implemented efficiently;
(10)Client warrants that there is no other circumstance or event which causes or may cause significant adverse impact on Client’s performance capabilities;

13.Commitments. Client makes the following undertakings, and such undertakings shall be deemed to have been repeated and shall remain in force each time when the Financing Bank provides Facilities to the client pursuant to this Agreement and the subsequent financing documents.
(1)Client shall abide by this Agreement and fulfill the obligations contained herein and subsequent financing documents;
(2)Except as otherwise provided in this Agreement or the subsequent financing documents, Client shall repay in a timely manner or have 100% security fund under this Agreement and the subsequent financing documents. Client shall obtain, comply with and maintain in force all authorizations, verifications, registrations and permissions required by applicable laws and regulations, to enable it lawfully to enter into and perform its obligations hereunder and any document related to this Agreement and, if requested by Creditor, make a certificate of such effect forthwith.
(3)Client is required to give Creditor notice in writing within five (5) Creditor’s business days where Client is aware of its involvement in any economic, civil, criminal, administrative proceedings or similar proceedings which may cause significant adverse impact or where Client learns that its key assets are involved to any mandatory execution, seizure, lien, freezing, encumbrance, regulatory measures, and such notice shall state the consequences and remedy measures which have been taken or are to be taken；

Credit Line Agreement
(4)Without prior written consent of Creditor, Client is not allowed to offer any third party security which is sufficient to cause significant adverse impact on its finance condition or its performance under this Agreement;
(5)Without prior written consent of Creditor, Client is not allowed to repay other long-term debt and such repayment has significant adverse impact on Client’s obligations performance under this Agreement;
(6)without prior written consent of Creditor, after execution of this Agreement and prior to full repayment of entire debts under this Agreement and subsequent financing documents, Client is not allowed to:
① Conduct material external investment, equity transfer, change of actual controller or major shareholder, or substantially increase debt financing, proceed liquidation, reconstructing, bankruptcy, merger, acquisition, division, transfer of property rights, decrease of registered capital, reorganization, dissolution, winding-up, shutdown, suspension of business or similar proceedings, or have any other act which may affect the Client’s debt paying ability;
② Sell, lease, donate, offset, exchange, transfer, assign, mortgage, pledge or otherwise dispose of all or substantially all of its material assets other than as required in the ordinary course of business;
③ Provide guarantee for any third party which is sufficient to produce material adverse effect on its financial conditions or its ability to perform the obligations hereunder, or incur new material debts or accelerate the repayment of other long-term debts to the extent that such repayment may have material adverse effect on the Client’s ability to perform the obligations hereunder.
④ Sign any contract / agreement which has significant adverse impact on its ability to perform obligations under this Agreement or assume any obligations with similar impact.
(7)In the event of specific circumstances or a specific change in security under this Agreement, Client shall provide other security approved by Creditor in a timely manner at its request. Such specific circumstances or specific changes include but are not limited to production suspension, closure, dissolution, shutout for internal rectification of the guarantor, revocation or cancellation of its business license, application or application for reorganization, bankruptcy, material changes in operation or financial status, involvement in material litigation or arbitration cases, litigation, arbitration or other compulsory measures of the legal representative/responsible person, decrease in the value of the collateral or threatened decrease, or property preservation measures such as seizure, default under the security contract and request for termination of security contract, etc.;
(8)Upon request by Creditor, Client shall go through notarization (with mandatory enforcement effect) procedures with notary public authority recognized by Creditor, in which case Client shall accept such mandatory enforcement;
(9)Client shall notify Creditor of any events which may impact performance of obligations under this Agreement and any document related to this Agreement;
(10)Special agreements for Group Client (Group Client applicable).If Client is a Group Client, the following commitments are required:
① The Client shall promptly report related party transactions involving more than 10% of its actual fiduciary's net assets, including: a. The affiliation among the parties to the transaction; b. The subject and nature of the transaction; c. The amount of the transaction or the related proportion; and d. Pricing policy (including transactions with no consideration or only have nominal amount of such transaction).
② If the final grantee is under one of the following circumstances, Client shall be deemed in violation of this Agreement, in which case Creditor has the right unilaterally decide to cancel Client’s unused credit and recover entire or partial used credit or require Client to have 100% security fund: a. provide false information or conceal important operational and financial facts; b. change intended usage of credit line without prior consent of Creditor, misappropriate credit or use such credit to engage in illegal or unlawful transactions; c. take advantage of false contract with related-party, and take notes receivable, accounts receivable and other creditor notes which contain no real trading to apply for bank discounting or pledge to defraud money or credit from the bank; d. refuse to accept supervision and inspection by Creditor on fund use and related operational and financial activities; e. have material mergers, acquisitions and restructuring which in Creditor’s opinion may affect safety of credit; f. evade debts owning to bank by related-party transactions.

Credit Line Agreement
(11)Special guarantees and commitments to green credit and arrangements (applicable to clients engaged in nuclear power plants, large-scale hydropower plant, water projects, resource extraction projects and other projects having construction, production and business activities possibly significantly change environmental status and cause adverse environmental and social consequences which are not easily eliminated, as well as petroleum processing, coking and nuclear fuel processing, chemical materials and chemical products manufacturing and its construction, production and business activities causing negative environmental and social consequences which are not easily eliminated through mitigation measures):
① Client represents and warrants to manage environmental and social risks well, including: a. Internal management documents concerning environmental and social risks are in line with legal requirements and have been implemented efficiently; b. There is no critical mitigations related to environmental and social risks;
② Client undertakes to accept Creditor’s supervision, strengthen environmental and social risk management, including: a. undertake to keep all behavior and performance associate with environmental and social risks in compliance with related regulations; b. undertake to set up and improve a sound internal management system on environmental and social risks, and define detailed duties, obligations and penalties to related responsible persons; c. undertake to set up and improve emergency response mechanisms and measures for environmental and social risks; d. undertake to set up specialized department or appoint a specialized person to be in charge of environmental and social risk issues; e. undertake to assist Creditor or the third party recognized by Creditor to have environmental and social risk evaluation and examination; f. undertake to give proper response or take other necessary actions facing serious disputes raised by the public or other interest-related parties on Client’s control performance for environmental and social risks; g. undertake to urge Client’s key related-parties to strengthen their management to prevent impact from such parties’ environmental and social risks; h. undertake to fulfill other obligations which Creditor deems related with control environmental and social risks.
③ Client undertakes to report promptly and sufficiently to Creditor in case of the following circumstances: a. permit, approval and inspection related with environmental and social risks in the course of project commencement, construction, operation and shutdown; b. assessment or inspection by environmental and social risks regulatory bodies or accredited institution; c. environment-related supporting facilities construction and operation; d. discharge of pollutants and compliance; e. safety and health of employees; f. complaints and protest by surrounding communities against Client; g. major environmental and social claims; h. other major cases related with environmental and social risks as Creditor deems so;
④ If Client and the final grantee is under one of the following circumstances, Client shall be deemed in violation of this Agreement: a. representations and warranties made by Client concerning environmental and social risk management are not implemented with due diligence; b. Client is punished by relevant authority due to poor management of environmental and social risks; c. Client is seriously questioned by the public of media due to poor management of environmental and social risks; d. other defaults agreed by Creditor and Client concerning environmental and social risk management, including the cross-default event; In case of the defaults mentioned above, Creditor has the right to unilaterally decide: a. withdraw credit acceptance; b. interrupt release of loan until Client takes remedial measures satisfying Creditor; c. collect released loan early; d. execute related mortgage and pledge rights and other penalty measures early in case of failure to repay the loan; e. other penalty measures agreed by Creditor and Client.
(12)Client/Guarantor agrees and irrevocably authorizes that Creditor in accordance with the requirements for collection of the financial credit information basic database established by the State, to the extent that such information does not breach the prohibitive provisions set forth in the Administrative Regulations on the Credit Reporting Industry and other relevant laws and regulations, to disclose information regarding all contracts/agreements/commitments entered into between the Client/Guarantor and Creditor including all contracts mentioned above. Information regarding performance of the Obligation by the Client/Guarantor, and general corporate information and other information provided by the Client/Guarantor shall be provided to the State-set Financial Credit Information Basic Database for reference and use by entities eligible for reference. At the same time, the Creditor has the right to reference and use the credit information relevant to the Client/Guarantor that has been recorded in the State-set

Credit Line Agreement
Financial Credit Information Basic Database. Such authorization shall override each stage of business management necessary for Creditor to perform the business hereunder before and after the signing of this Agreement, and the validity term of such authorization shall become invalid upon the actual termination of this Agreement.
(13)Client acknowledges and agrees that Creditor shall have the right to conduct money laundering risk assessment on the transactions involved under this Agreement in accordance with applicable laws and regulations on anti-money laundering as well as internal management requirements. If Creditor has reasonable grounds to suspect that the Client and/or the transaction under this Agreement are suspected of participating in the money laundering, terrorist financing or financing activities (weapons of mass destruction) identified by the United Nations Security Council, the Financial Action Task Force on Money Laundering, the United States, the European Union and other international organizations or countries, or tax evasion or other acts in violation of laws or regulations, Creditor shall have the right to take necessary management and control measures in accordance with the regulations of the People's Bank of China on anti-money laundering and other regulations. Meanwhile, Creditor shall have the right to directly restrict or suspend all or part of the business under this Agreement without notice to Client, declare early maturity of the Loan and terminate this Agreement as well as to require the Client to bear all the losses thus caused to Client.
(14)Client hereby confirms that it is fully aware of the Creditor's position against the staff of Client for any kind of benefit by taking advantage of its position and undertakes to avoid such situations by upholding integrity and fairness principles and not to provide staff of Creditor with any improper benefits such as kickback, monetary gifts, securities, valuables, rewards, private expenses compensation, private travel, luxury entertainment, etc.

14.Expenses and Costs. Client shall assume related expenses and costs according to applicable laws, regulations and this Agreement.

15.Penalty Interest. Overdue penalty interest, misappropriation penalty, calculation and payment arising out of the financing under this Agreement shall be defined by the Credit Line Table or subsequent financing documents.

16.Currency Conversion. If currency of financing fund is different as the currency of credit line in calculating used credit line, Creditor has the right to have conversion at related exchange rate determined by itself. If at any time total amount of used credit line exceeds the maximum credit line under this Agreement due to vibration of exchange rate, Creditor has the right to require Client repay the exceeding amount immediately. If the Client repays (including authorized repayment) by the currency different as the financing currency, Creditor has the right to go through the repayment procedures at the exchange rate determined by itself, in which case exchange rate risk shall be borne by Client.

17.Authorized Repayment and Offsetting. Client hereby authorizes Creditor (on behalf of Client) to allocate the balance (in any currency) of Client’s bank account opened at Shanghai Pudong Development Bank Company Limited to repay directly any unrepaid matured debt, and such authorization is irrevocable, in which case Creditor shall apply exchange rate determined by itself for conversion if applicable, and exchange rate risk shall be borne by Client.

18.Debt Books. Creditor shall maintain accounts and books which are related with business activities under this Agreement and subsequent financing documents in accordance with Creditor’s operational guidelines, so as to prove the financing amount, interest and fees of Creditor. Client acknowledges that the valid evidence of such Indebtedness hereunder shall be based on the accounting vouchers and other valid certificates issued and recorded by Creditor on its own rules of business.

19.Transfer. Client shall not transfer any rights or obligations under this Agreement. Creditor has the right to transfer rights or obligations under this Agreement to any third party at any time and disclose such third party any information concerning this Agreement, including any and all information provided by Client and Guarantor for the purpose of this Agreement.

Credit Line Agreement

20.Information Disclosure. Client that, in addition to the permitted disclosure under Clause 19, the Customer may disclose to its head offices, branches, affiliates and persons employed by those bodies any information relating to this Agreement, and that disclosure shall be permitted if such disclosure may be made by Creditor according to any law, regulation or requirement of any regulatory, governmental agency or judicial bodies.

21.Default.
(1)Event of Default. It shall constitute an event of default of Client to Creditor under this Agreement and the supporting business documents, if:
① Client is in violation of any representations and warranties under this Agreement, or such representations and warranties are proved to be materially inaccurate, untrue, or misleading, or have omission or have been violated;
② Client fails to repay in full the principal of financing, interest accrued and amount payable under the specific transaction application as scheduled, breach or non-performance of any undertaking herein and/or the Customer breaches any provision of this Agreement or the specific financing documents;
③ Client commits any material event of cross default, including but not limited to breach by the Client of any other financing agreements that it has signed, or the Client fails to pay the debts under any other financing agreements or agreements that it has signed when due;
④ The Guarantor providing security for the Client no longer has or will cease to have the ability to provide security corresponding to finance, or violates any security document, or changes to the detriment of Creditor, such as property preservation measures that decrease or may decrease in value or are subject to seizure;
(2)Handling of Default. Where Client has any of the Event of Default stated above, Client shall be entitled to remedy the Event of Default within thirty (30) days of receiving notice of the Event of Default from Creditor. If Client does not remedy the Event of Default, then Creditor is entitled to claim against Client for any and all losses (inclusive of attorney’s fee) in addition to taking (but is not obliged to take) the following measures separately or simultaneously:
① Adjust or cancel credit line under this Agreement;
② Declare that all debts under any subsequent financial documents of this Agreement due early, and/or terminate entire or partial Agreement and subsequent financing documents, require Client immediately repay all or partial principal and interests of the loan. For letter of credit, bank guarantee/standby Letter of Credit which has been accepted by Creditor within the term, Creditor has the right to require Client add a reasonable amount of security fund or allocate a reasonable additional balance of Client’s deposit account or settlement account as security fund for external payments or future out-of-pocket payments for Client; if Creditor has paid out-of-pocket expenses, Creditor has the right to repay such expenses immediately;
③ Interests shall be calculated according to penalty interest rate under this Agreement or subsequent financing documents and the unpaid overdue interests shall be charged compound interests;
④ Deduct any deposits of Client’s bank account opened by Creditor in accordance with Article 17 under this Agreement.

22.Applicable Law and Jurisdiction This Agreement is governed by and constructed according to the laws of the People's Republic of China (for the purposes of this Agreement, the PRC exclusive of Hong Kong, Macao and Taiwan). Any dispute in connection with this Agreement shall be resolved through amicable consultations; should such consultation fails, the dispute shall be referred to the People's Court in the place where Creditor is located. The parties shall continue perform the not involved part of this Agreement in the course of such appeal.

23.Address of Service. Creditor acknowledges that the address set out on the first page of this Agreement is its effective address for delivery. Notices sent by the Client directly or by post to Creditor under this Agreement shall be sent to the address set out on the first page of this Agreement until such address is changed by announcement as announced by Creditor to be the same. The Client agrees that all notices given by it to Creditor will be deemed to have been given on actual receipt by Creditor.

Credit Line Agreement
The Client acknowledges that the address, facsimile, email and other information set out on the first page of this Agreement is its effective mailing or electronic delivery address. All notices other than litigation under this Agreement and letters, subpoenas, notices and other legal paper given to it in any litigation arising out of this Agreement (including any litigation and enforcement procedures such as first instance, second instance, retrial) shall be deemed to have been given if they are mailed, sent by facsimile, email and other electronic delivery methods to the mailing or electronic delivery address listed on the first page hereof, and the specific date of service shall be governed by the provisions of the Civil Procedure Law regarding the date of service. Any change in the above mailing or electronic delivery address shall have no legal effect unless prior notice Creditor is given and the addresses for delivery identified herein shall continue to be deemed effective delivery addresses.

24.Business Day. For the purpose of this Agreement, business day refers to any day when Creditor generally opens for corporate business, excluding any legal holidays.

25.Severability of Provisions. If any provisions of this Agreement or attached financing documents turn to be invalid, unlawful or unenforceable, such provisions shall not affect validness, lawfulness and enforceability of the remaining provisions of this Agreement or any other attached financing documents.

26.Grace. If Creditor allows any grace or suspends to take measures for Client’s any default or other acts, such grace or suspension shall not impair, affect or limit any and all rights or interest of Creditor by law or as a Creditor under this Agreement, and also constitute neither acceptance of Client’s default to this Agreement, nor waive by Creditor to take actions against Client’s current or future default.

27.Relation of Prior Credit Grant with this Agreement. Unless otherwise agreed by the Parties, if the Client and Creditor have entered into a credit extension agreement, any remaining balance in the specific transaction transacted under such credit extension agreement shall be automatically incorporated into this Agreement and directly used for the credit extension line hereunder from the effective date of this Agreement. The Client undertakes that it will, at the request of Creditor, obtain confirmation from guarantor under the Original Credit Facility Agreement continues to have the security liability for the liabilities under this Agreement.

28.Effectiveness and Amendment. This Agreement comes into force upon signatures (or seals) by Client’s Legal Representative or authorized signatory and official seal as well as signatures (or seals) by Creditor’s Legal Representative or authorized signatory and official seal (or Contract Seal). This Agreement remains effective unless Creditor cancels entire credit line and there is no financing or debt balance under this Agreement and attached financing documents.

(The End of Section I)

Credit Line Agreement

Section II Commercial Terms (Credit Line Table)

Client Name: NeoPhotonics Dongguan Co., Ltd.
Credit Line Descriptions
Amount of Credit Line (Currency)	RMB30 million	Term of Credit Line (dd/mm/yyyy)		From 17/06/2021 to 23/02/2022
Revolving or non-revolving credit line	□√Revolving □x Non-revolving □x Other
Credit Line Type	□√Revocable □ x Irrevocable
Guarantor of debt under this Agreement and security contract including but not limiting to:
Guarantor	NeoPhotonics (China) Co., Ltd.	Security mode	□xMortgage; □x Pledge; □√Guarantee
Guarantor	/	Security mode	□Mortgage; □Pledge; □Guarantee
Guarantor	/	Security mode	□Mortgage; □Pledge; □Guarantee
Percentage of margin	□Guaranteed discounting %;□Bank’s acceptance bill %;□Bank’s guarantee/standby L/C %; □Other
Applicable financing product and credit line requirement (please use √ for checked one and X for unchecked one)
	Applicable financing product	Credit Line (Amount, currency)	Interest/rate	Maximum term of a single service	Notes
□	Loan
□Working capital loan
□Fixed asset loan
□	Trading financing

Credit Line Agreement

□Issue bank’s acceptance bill
□Commercial bill discounting (agreed interest payment)
□Bank’s acceptance bill discounting
□Guaranteed commercial bill discounting (Client as Acceptor)
□Factoring financing
□Issue L/C (usance credit payable at sight Incd.)
□Import bill advance (under L/C/import collection)
□Export L/C advance
□Export collection advance
□Packing loan
□Issue guarantee/standby L/C
□Import prepayment
□Outward remittance financing
□Import payables guarantee
□Buyer’s financing via domestic L/C
□	□Other

Other arrangements: Under the maximum credit line, the applicable financing products or the allocated credit line to the products and the adjustments to them are determined by the approval of the financing bank.

Special notes:
(1)Total amount of credit line used by all applied financing products shall not exceed the maximum credit line at any time. If Client intends to separate a single financing product from the other applied products with regard to its credit line, the credit line for such product is required to be stated separately.
(2)If Client is the mortgagor or pledger, Client’s name or Client is filled in the box opposite to the Guarantor.
(3)Interest rate of Chinese Yuan is annual rate, and floating interest rate is required with floating period. Single amount or ratio can be filled in for the expense ratio.

This Agreement is made in three copies, one of which (is) are held by Client and two of which (is) are held by Creditor. / Held(s) / . All of such copies constitute the same instrument and have equal legally effect.

Credit Line Agreement

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Credit Line Agreement
(This page is for signatures and contains no main body)

This Agreement was entered into by and between the parties on 17/06/2021. Client acknowledges that the parties have made detailed descriptions and discussions concerning entire terms and conditions contained herein when such Agreement was executed, have no disputes on the terms and conditions and understand accurately the limitation of rights, obligations and liabilities or legal interpretation of exemption provisions.

Client (Company Seal)	Creditor (Company Seal or Contract Seal)
Legal Representative or Authorized Signatory (Signature or Seal)	Legal Representative or Authorized Signatory (Signature or Seal)

Raymond Cheung	Tianshou Wang

Credit Line Agreement
Exhibit 1:

Credit Line Change Agreement (Template)
Number:

Client	Creditor	Shanghai Pudong Development Bank Company Limited Branch
According to Financing Credit Line Agreement (number: ) entered into by and between Client and Creditor, the parties have, through mutual consultation, reached agreement on change issues in relating to financing credit line granted by Creditor. The parties acknowledge that this Change Agreement constitutes an integral part of the Financing Credit Line Agreement. The rest provisions under the Financing Credit Line Agreement shall be not changed and remain effective except for provisions under this Change Agreement.

Main changes	□Amount of financing credit line □Term of credit line □Financing product □Security mode □Other
Client and Creditor acknowledge that changed financing credit line is stated as below:
Amount of Credit Line (Currency)	Term of Credit Line (dd/mm/yyyy)
Revolving or non-revolving credit line	□Revolving □Non-revolving □Other
Credit Line Type	□Revocable □Irrevocable

Guarantor of debt under this Agreement and security contract including but not limiting to:
Guarantor	Security mode	□Mortgage; □Pledge; □Guarantee
Guarantor	Security mode	□Mortgage; □Pledge; □Guarantee
Guarantor	Security mode	□Mortgage; □Pledge; □Guarantee
Percentage of margin	□Guaranteed discounting %;□Bank’s acceptance bill %;□Bank’s guarantee/standby L/C %; □Other

Applicable financing product and credit line requirement (please use √ for checked one and X for unchecked one)
	Applicable financing product	Credit Line (Amount, currency)	Interest/rate	Maximum term of a single service	Notes
□	Loan
□Working capital loan
□Fixed asset loan
□	Trading financing
□Issue bank’s acceptance bill
□Commercial bill discounting (agreed interest payment)
□Bank’s acceptance bill discounting

Credit Line Agreement

□Guaranteed commercial bill discounting (Client as Acceptor)
□Factoring financing
□Issue L/C (usance credit payable at sight Incd.)
□Import bill advance (under L/C/import collection)
□Export L/C advance
□Export collection advance
□Packing loan
□Issue guarantee/standby L/C
□Import prepayment
□Outward remittance financing
□Import payables guarantee
□Buyer’s financing via domestic L/C
□ □Other

Other arrangements:

This Agreement is made in copies, of which (is) are held by Client and of which (is) are held by Creditor. Held(s) . All of such copies constitute the same instrument and have equal legally effect.
Signed by Client	Signed by Guarantor
Client (Company Seal): Legal Representative or Authorized Signatory (Signature or Seal) Day/Month/Year
Guarantor hereby acknowledges that it has been informed of the aforesaid changes and shall carry security obligations for the principal debt upon effectiveness day of this Change Agreement. Confirmed!
Guarantor (Company Seal):

Legal Representative or Authorized Signatory (Signature or Seal)
Day/Month/Year

Signed by Creditor
Creditor (Company Seal or Contract Seal): Legal Representative or Authorized Signatory (Signature or Seal): Date: Day/Month/Year